Exhibit 10.11

AGREED FORM

ASSIGNMENT AND ASSUMPTION OF STOCKHOLDERS AGREEMENT

This Assignment and Assumption of Stockholders Agreement (this “Assignment”) is made as of [•] by and among Liberty Expedia Holdings, Inc., a Delaware corporation (“Splitco”), LEXE Marginco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Splitco (“Marginco”), LEXEB, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Splitco (“LEXEB”, and together with Splitco and Marginco, the “Assignees”), Liberty Interactive Corporation, a Delaware corporation (“Liberty”), and Barry Diller, an individual (“Diller”).  Capitalized terms used and not otherwise defined herein have the meanings given such terms in the Stockholders Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Diller and Liberty are parties to that certain Amended and Restated Stockholders Agreement, dated as of December 20, 2011 (the “Stockholders Agreement”), and Diller, Liberty and Expedia, Inc., a Delaware corporation (“Expedia”), are parties to that certain Amended and Restated Governance Agreement, dated as of December 20, 2011 (the “Governance Agreement”);

WHEREAS, Liberty has determined to engage in the Split-Off (as defined in the Transaction Agreement, dated as of March 24, 2016, as amended and restated as of September 22, 2016, and as may be further amended in accordance with the terms thereof, by and among Liberty, Splitco, Diller, John C. Malone, an individual, and Leslie Malone, an individual (the “Transaction Agreement”)) which Liberty has represented will constitute a Distribution Transaction involving a Qualified Distribution Transferee (as such terms are defined in the Governance Agreement);

WHEREAS, the parties desire, in accordance with Section 5.1 of the Stockholders Agreement, to effect the assignment by Liberty and assumption by Splitco of Liberty’s rights, benefits and obligations under the Stockholders Agreement in connection with the Split-Off and to provide for the other Assignees to become parties to the Stockholders Agreement as so assigned;

WHEREAS, on or prior to the date hereof, Liberty and Diller will execute a letter agreement in the form of Exhibit A to the Stockholders Agreement; and

WHEREAS, on or prior to the date hereof, pursuant to Section 5.01(b)(ii) of the Governance Agreement, the Executive Committee of the Board of Expedia has adopted the resolution set forth on Exhibit J to the Transaction Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Representations and Warranties of Diller.  Diller represents and warrants to Liberty and Assignees that:

a.             he has the power and authority to enter into this Assignment and to carry out his obligations hereunder and under the Stockholders Agreement;

b.             the execution, delivery and performance of this Assignment by Diller has been duly authorized by all necessary action on the part of Diller and no other actions on the part of Diller are necessary to authorize this Assignment or the matters contemplated hereby or by the Stockholders Agreement;

c.             this Assignment has been duly executed and delivered by Diller and constitutes a valid and binding obligation of Diller, and, assuming this Assignment constitutes a valid and binding obligation of Liberty and Assignees, is enforceable against Diller in accordance with its terms; and

d.             the execution and delivery of this Assignment by Diller, and the performance of his obligations hereunder and under the Stockholders Agreement, do not constitute a breach or violation of, or conflict with, any material agreement to which Diller is a party.

2.             Representations and Warranties of Liberty.  Liberty represents and warrants to Diller that:

a.             Liberty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Assignment and to carry out its obligations hereunder and under the Stockholders Agreement;

b.             the execution, delivery and performance of this Assignment by Liberty has been duly authorized by all necessary corporate action on the part of Liberty and no other corporate proceedings on the part of Liberty are necessary to authorize this Assignment or the matters contemplated hereby or by the Stockholders Agreement;

c.             this Assignment has been duly executed and delivered by Liberty and constitutes a valid and binding obligation of Liberty, and, assuming this Assignment constitutes a valid and binding obligation of Diller, is enforceable against Liberty in accordance with its terms;

d.             the execution and delivery of the Assignment by Liberty and the performance of its obligations hereunder and under the Stockholders Agreement, do not constitute a breach or violation of, or conflict with, Liberty’s restated certificate of incorporation, as amended, or amended and restated bylaws;

e.             this Assignment is being entered into in connection with the Split-Off, which constitutes a Distribution Transaction involving Splitco, the Liberty Splitco and Qualified Distribution Transferee, and its wholly-owned subsidiaries LEXEB and Marginco, pursuant to Section 5.01 of the Governance Agreement; and

f.             in connection with the Split-Off, Liberty has contributed all Company Common Shares Beneficially Owned by it to Splitco, which has in turn contributed such shares to Marginco and LEXEB.

3.             Representations and Warranties of Assignees and Liberty.  Assignees and Liberty each represent and warrant to Diller that:

a.             each Assignee is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or other power and authority to enter into this Assignment and to carry out its obligations hereunder and, following the Split-Off, under the Stockholders Agreement;

b.             the execution, delivery and performance of this Assignment by each Assignee has been duly authorized by all necessary corporate or other action on the part of each Assignee and no other corporate proceedings on the part of any Assignee are necessary to authorize this Assignment or the matters contemplated hereby or by the Stockholders Agreement;

c.             this Assignment has been duly executed and delivered by each Assignee and constitutes a valid and binding obligation of each Assignee, and, assuming this Assignment constitutes a valid and binding obligation of Diller, is enforceable against each Assignee in accordance with its terms; and

d.             the execution and delivery of this Assignment by Assignees, and, following the Split-Off, the performance by the Assignees of their obligations hereunder and under the Stockholders Agreement, do not constitute a breach or violation of, or conflict with, any Assignee’s organizational documents.

4.             Assignment and Assumption, Certain Acknowledgements and Agreements.

a.             Effective immediately prior to the Split-Off (but subject to the consummation of the Split-Off):

i.      Liberty assigns all of its and the Liberty Stockholder Group’s rights and obligations under the Stockholders Agreement to Splitco;

ii.     Splitco accepts such assignment of rights hereunder and assumes and agrees to perform all liabilities and obligations of Liberty and the Liberty Stockholder Group under the Stockholders Agreement to be performed following the effective time of the Split-Off, including the obligation to ensure the compliance of the Splitco Stockholder Group with all obligations of the Liberty Stockholder Group under the Stockholders Agreement;

iii.    Splitco is substituted for Liberty as “Splitco” (and the stockholder group of Splitco is substituted for the Liberty Stockholder Group) for all purposes under the Stockholders Agreement and upon the

Split-Off, all references in the Stockholders Agreement to “Liberty” will be deemed to refer to Splitco, and references to the “Liberty Stockholder Group” will be deemed to refer to the “Splitco Stockholder Group,” meaning the stockholder group composed of those Subsidiaries of Splitco, that, from time to time, hold Equity of Expedia; and

iv.    Marginco and LEXEB acknowledge and agree that they are members of the Splitco Stockholder Group at the effective time of the Split-Off.

b.             Liberty acknowledges that it shall not be entitled to any benefits under the Stockholders Agreement following the Split-Off.

c.             In connection with the Transfer of Common Shares to Marginco and LEXEB in connection with the Split-Off, Liberty and Diller will execute a letter agreement in the form of Exhibit A to the Stockholders Agreement.

d.             The parties hereto agree that Section 4.1(a)(vi) of the Stockholders Agreement shall hereby be amended and restated in its entirety to read as follows:

“(vi) a pledge or grant of a security interest in Common Stock to secure bona fide indebtedness and any related Transfers of Common Stock including to a secured party at a foreclosure sale or similar liquidation sale or by deed, transfer, assignment or other conveyance in-lieu of foreclosure or otherwise in connection with the enforcement of any such lien on, pledge of or security interest in the Common Stock (any such event, a “Foreclosure Event”) and provided that the terms of such indebtedness and security interest shall permit the Splitco Stockholder Group to exercise voting rights and to take consensual action with respect to the Common Stock so securing such indebtedness prior to a Foreclosure Event, and”

e.             Pursuant to Section 6.12 of the Stockholders Agreement, effective upon the completion of the Split-Off, the address for all notices, requests and other communications to Assignees pursuant to the Stockholders Agreement will be:

Liberty Expedia Holdings, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Richard N. Baer, Chief Legal Officer

Facsimile:

5.             Miscellaneous.

a.             From and after the execution and delivery of this Assignment, the Stockholders Agreement shall be deemed to be assigned and assumed as herein provided (it being understood that no assignment, assumption or substitution hereunder shall be effective until immediately prior to the Split-Off (and subject to the consummation of the Split-Off)), and the Stockholders Agreement shall continue in full force and effect and is hereby ratified and confirmed.

b.             This Assignment may be amended, modified and supplemented, and any of the provisions contained herein may be waived, only by a written instrument signed by the parties hereto or their successors and permitted assigns; provided, however, that following the Split-Off, Liberty’s execution of such amendment, modification or supplement will not be required for the effectiveness thereof, except to the extent such amendment, modification or supplement would have, or would reasonably be expected to have, an adverse effect upon Liberty.

c.             Neither this Assignment nor any of the rights, interests or obligations under this Assignment will be assigned, in whole or in part, by any party hereto without the prior written consent of the other parties hereto; provided, however, that following the Split-Off, Liberty’s consent will not be required for such assignment, except to the extent such assignment would have, or would reasonably be expected to have, an adverse effect upon Liberty.  Any purported assignment without such prior written consent will be void.  Subject to the preceding sentences, this Assignment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.  This Assignment shall not confer any rights or remedies upon any Person other than the parties to this Assignment and their respective successors and permitted assigns.

d.             This Assignment sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior representations, agreements and understandings, written or oral, of any and every nature among them, other than as set forth in the Stockholders Agreement.

e.             This Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

f.             The headings in this Assignment are for convenience of reference only and shall not constitute a part of this Assignment, nor shall they affect its meaning, construction or effect.

g.             This Assignment may be executed via facsimile or .pdf and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective authorized officers and made effective as of the day and year first above written.

LIBERTY EXPEDIA HOLDINGS, INC.

By:
Name:
Title:

LEXE MARGINCO, LLC

By:
Name:
Title:

LEXEB, LLC

By:
Name:
Title:

LIBERTY INTERACTIVE CORPORATION

By:
Name:
Title:

BARRY DILLER

[Signature Page to Assignment and Assumption of Stockholders Agreement]